Exhibit 10 (b)

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT dated as of January 7, 2013 (this “Amendment”), is entered into among WD-40 COMPANY, a Delaware corporation (the “Borrower”), the Guarantors identified on the signature pages hereto (together with the Borrower, each a “Loan Party” and collectively the “Loan Parties”) and BANK OF AMERICA, N.A. (the “Lender”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (defined below).

RECITALS

A. The Loan Parties and the Lender entered into that certain Credit Agreement dated as of June 17, 2011 (as amended and modified from time to time, the “Credit Agreement”).

B. The parties hereto have agreed to amend the Credit Agreement as provided herein.

C. In consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

AGREEMENT

1. Amendments.

(a) The following definition is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“First Amendment Effective Date” means January 7, 2013.

(b) The following definitions in Section 1.01 of the Credit Agreement are hereby amended to read as follows:

“Applicable Rate” means, as of any date of determination, the following percentages per annum:

Letter of Credit Fee	Prime Rate Loans	LIBOR Rate Loans	Commitment Fee
0.85%	0.00%	0.85%	0.12%

“Maturity Date” means January 7, 2018; provided, however, that, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Revolving Commitment” means the Lender’s obligation to (a) make Revolving Loans to the Borrowers pursuant to Section 2.01, and (b) issue Letters of Credit, in an aggregate principal amount at any one time outstanding not to exceed ONE HUNDRED AND TWENTY FIVE MILLION DOLLARS ($125,000,000).

(c) Clause (d) of Section 8.06 of the Credit Agreement is hereby amended to read as follows:

(d) so long as no Default exists immediately prior and after giving effect thereto, the Company may repurchase shares of its capital stock in an aggregate amount not to exceed $125,000,000 during the period from and including the First Amendment Effective Date to the Maturity Date.

2. Joinder of Subsidiary. WD-40 Bike Company LLC, a Delaware limited liability company (“Bike Company”) hereby acknowledges, agrees and confirms that, by its execution of this Amendment, Bike Company will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. Bike Company hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 2, Bike Company hereby jointly and severally together with the other Guarantors, guarantees to the Lender, as provided in Article IV of the Credit Agreement, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof. Bike Company hereby waives acceptance by the Lender of the guaranty by Bike Company under Article IV of the Credit Agreement upon the execution of this Amendment by Bike Company.

3. Effectiveness; Conditions Precedent. This Amendment shall be effective, as of the date hereof, upon satisfaction of the following conditions precedent:

(a) The Lender shall have received copies of this Amendment duly executed by the Loan Parties.

(b) The Lender shall have received (i) such resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Loan Parties as the Lender may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which each Loan Party is a party; and (ii) such documents and certifications as the Lender may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization.

(c) Receipt by the Lender of a favorable opinion of legal counsel to the Loan Parties in form and substance reasonably satisfactory to the Lender.

(d) Receipt by the Lender of all fees and expenses owed by the Loan Parties to the Lender.

(e) The Borrower shall have paid all reasonable fees, charges and disbursements of counsel to the Lender in connection with this Amendment (directly to such counsel if requested by the Lender).

4. Ratification of Loan Documents. Each Loan Party acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents. This Amendment is a Loan Document.

5. Authority/Enforceability. Each Loan Party represents and warrants as follows:

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(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms.

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment, or, if such consent is required, it has been obtained.

(d) The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its Organization Documents or (ii) materially violate, contravene or conflict with any Laws applicable to it or any of its Subsidiaries.

6. Representations and Warranties of the Loan Parties. Each Loan Party represents and warrants that after giving effect to this Amendment (a) the representations and warranties of the Loan Party set forth in Article VI of the Credit Agreement are true and correct in all material respects as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (b) no event has occurred and is continuing which constitutes a Default.

7. Counterparts/Telecopy-pdf. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy or pdf shall be effective as an original.

8. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	WD-40 COMPANY, a Delaware corporation

By: /s/ JAY W. REMBOLT
Name: Jay W. Rembolt Title: Vice President and Chief Financial Officer

GUARANTORS:	WD-40 MANUFACTURING COMPANY, a California corporation

By: /s/ JAY W. REMBOLT
Name: Jay W. Rembolt Title: Vice President and Chief Financial Officer

HPD LABORATORIES, INC., a Delaware corporation

By: /s/ JAY W. REMBOLT
Name: Jay W. Rembolt Title: Vice President and Chief Financial Officer

HEARTLAND CORPORATION, a Kansas corporation

By: /s/ JAY W. REMBOLT
Name: Jay W. Rembolt Title: Vice President and Chief Financial Officer

WD-40 BIKE COMPANY LLC, a Delaware limited liability company

By: /s/ JAY W. REMBOLT
Name: Jay W. Rembolt Title: Vice President and Chief Financial Officer

LENDER:	BANK OF AMERICA, N.A., as a Lender

By: /s/ Christopher D. Pannacciulli
Name: Christopher D. Pannacciulli Title: Senior Vice President